EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-55234) pertaining to the Security Capital Corporation 2000 Long-Term Incentive Plan of our report dated March 13, 2003, with respect to the consolidated financial statements and schedule of Security Capital Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Stamford, Connecticut
March 26, 2003